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                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                August 10, 2000


InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA 94501

                  Re: InSite Vision Incorporated - Registration Statement for Offering of an Aggregate of 490,916 Shares of Common Stock

Dear Ladies and Gentlemen:

                  We have acted as counsel to InSite Vision Incorporated, a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 490,978 shares of the Company's common stock (the "Shares") authorized for issuance in the aggregate under the Company's 1994 Stock Option Plan (the "Option Plan" - 405,916 shares) and 1994 Employee Stock Purchase Plan (the "Purchase Plan" - 85,000 shares).

                  This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the implementation of the Option Plan and the amendment of the Purchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of duly authorized stock option agreements under the Option Plan and in accordance with the Registration Statement, or (b) the provisions of duly authorized stock purchase rights under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Purchase Plan or the Shares issuable under those plans.


                                Very truly yours,


                                /s/ BROBECK, PHLEGER & HARRISON LLP
                                -----------------------------------
                                BROBECK, PHLEGER & HARRISON LLP